SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Air Methods Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF
The 2014 Annual Meeting &
Proxy Statement

Air Methods Corporation
7211 South Peoria Street
Englewood, Colorado 80211

April 30, 2014

Dear Fellow Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Air Methods Corporation to be held on Thursday, May 29, 2014, at the Company’s corporate training center, 3131 S. Vaughn Way, Aurora, CO 80014, at 1:30 p.m., Mountain Time.

Although the Company faced many challenges in 2013, it still met its commitment to creating value for the Company’s shareholders, delivering a 1-year annualized total stockholder return of 57.84%. The Company’s other accomplishments in 2013, included, among other things, achieving Level 4 of the FAA’s Safety Management System (the highest level achievable), continuing expansion of the Company’s Tourism Division through the acquisition of Blue Hawaiian Helicopters, Inc. in December 2013, and achieving certain strategic goals relating to talent management and information technology.

The Company has embarked on 2014 with a sharpened focus and plans to take decisive actions designed to not only deliver continued shareholder value, but provide the Company with the flexibility to remain responsive to the challenges arising from the dynamic health care and aviation environments.

On behalf of the Board of Directors, thank you for your continued support and ownership of Air Methods Corporation.

Sincerely,

C. David Kikumoto
Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

Date and Time	Thursday, May 29, 2014 at 1:30 p.m., Mountain Time

Place	3131 S. Vaughn Way,
Aurora, CO 80014
(AMC’s Training Center)

Items of Business
Item One:	To elect John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz, and Aaron D. Todd as Class II directors of the Company for three-year terms.
Item Two:	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
Item Three:	To approve, on an advisory basis, named executive officer compensation.

Record Date
Holders of record of our common stock as of the close of business on Thursday, April 24, 2014 will be entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders will be available at the Company’s corporate office commencing Monday, May 19, 2014, for review by interested parties. The list will also be available at the Annual Meeting.

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a Company stockholder at the close of business on April 24, 2014 or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, you must provide proof of beneficial ownership at the record date. Proof of beneficial ownership could include items such as your most recent account statement prior to April 24, 2014, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

Voting By Proxy
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instructions so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

Crystal L. Gordon
General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for The Annual Meeting to be Held on May 29, 2014:
This notice, the accompanying proxy statement and the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2013 are available on our website www.airmethods.com under the “Investors” tab.

Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement

2014 Proxy Statement at a Glance

This summary highlights information contained elsewhere in these proxy materials, but does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Information

Date and Time:	May 29, 2014, 1:30 p.m., Mountain Time

Record Date:	April 24, 2014

Place:	3131 S. Vaughn Way, Aurora, CO 80014, location of the Company’s corporate training center

Voting:	Stockholders of record as of April 24, 2014 are entitled to vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instructions.

Voting Matters and Board Recommendations

Proposals	Board’s Recommendation	Page
To elect John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz, and Aaron D. Todd	FOR all Director Nominees	4
as Class II directors of the Company for three-year terms.
To ratify the appointment of KPMG LLP as the Company’s independent registered	FOR	36
public accounting firm for the fiscal year ending December 31, 2014.
To approve, on an advisory basis, named executive officer compensation.	FOR	39

Select Performance and Compensation Highlights for 2013
For more complete information, please review the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014 and the complete proxy statement.

Business Performance:

  Net income decreased 33% compared to 2012 ($1.54 per diluted share), driven mainly by:
  The impact of a decrease in same-base transports (bases open longer than 1 year) (8.2% lower than 2012);
  Decreases in the number of transport requests (4.8% lower for bases open greater than one year); and
  Increases in weather cancellations for same-base transports (12% greater than 2012).
  While the Company’s operating performance fell below target in 2013, the Company’s 1-year annualized total shareholder return (“TSR”) was 57.84%, the fifth highest TSR ranking against the Company’s peer group (the “Compensation Peer Group”) (see page 28 for a list of the Company’s Compensation Peer Group). Further, as evidenced in the chart below, the Company’s 3-year annualized TSR (49.09%) and 5-year annualized TSR (63.48%) both ranked the Company as number 1 of 21 among our Compensation Peer Group.
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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement

Corporate Governance Highlights

The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain Company corporate governance practices and facts:

Uncontested Elections Policy (requires submission of resignation for directors who receive more “withhold” votes than “for” votes in uncontested elections)
Independent Directors Meet Without Management Present
Prohibit Hedging Transactions and Short Sales by Executive Officers or Directors
Share Ownership Guidelines for Executives and Directors
9 out of 10 Directors are Independent
Utilize an Independent Compensation Consultant which Provides No Other Services to the Company
No Excise Tax Gross-Ups Upon a Change in Control
Separation of the CEO and Chairman

2014 Proxy Statement at a Glance

Proposals to be Voted on by Stockholders

Proposal One: Election of Directors (page 4)

Subject to the Uncontested Elections Policy set forth in Section 2(h) of our Corporate Governance Guidelines (see “Board of Directors and Governance Principles” for further information about the Uncontested Elections Policy), the director nominees receiving the highest number of votes cast (plurality) at the Annual Meeting will be elected for a term of three (3) years. The nominating and corporate governance committee of the Board of Directors has evaluated each individual director nominee listed below and confirmed that he has the skills, education, experience and qualifications required to help further the success of the Company’s business and represent stockholder interests.

Name	Age	Director Since	Committee Membership
John J. Connolly, Ed.D.	74	2012	Audit Committee and the Health Care Affairs Committee, a subcommittee of the Finance & Strategic Planning Committee (Independent)
Jeffrey A. Dorsey	65	2012	Compensation and Stock Option Committee and Health Care Affairs Committee, a subcommittee of the Finance & Strategic Planning Committee (Independent)
Morad Tahbaz	58	1994	Chairman of the Finance & Strategic Planning Committee and Member of the Nominating and Governance Committee (Independent)
Aaron D. Todd	52	2002	Finance & Strategic Planning Committee

Attendance – The director nominees attended all of the Board and applicable committee meetings held in 2013.

Key Qualifications of Each Nominee – Senior leadership experience, health care experience, air medical services experience and financial experience (See pages 7-8 for additional details)

Proposal Two: Ratification of KPMG LLP as Independent Auditors (pages 36-38)

The Board of Directors recommends a vote FOR the approval of the appointment of KPMG LLP (“KPMG”) as the Company’s independent accountants for the 2014 fiscal year.

	2013	2012
Audit fees	$803,000	841,000
Audit-related fees	$25,000	5,500
Tax fees	—	—
All other fees	$—	97,251
Total	$828,000	943,751

Proposal Three: Advisory Vote to Approve Executive Compensation (page 39)

We are requesting that stockholders approve, on an advisory basis, the compensation for the named executive officers as disclosed in this proxy statement. The Board recommends a vote FOR this Proposal No. 3 because it believes that the executive compensation programs established for the named executive officers and the compensation amounts paid thereunder align with the interests of stockholders.

This advisory proposal was supported by approximately 97% and 94% of the votes cast in each of 2013 and 2012, respectively. Please see the Compensation Discussion and Analysis, Summary Compensation Table and other tables and disclosures beginning on page 17 of this proxy statement for a full discussion of our executive compensation program.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement

The table below highlights the 2013 total annual direct compensation actions for each of the named executive officers. This table does not include all of the information included in the Summary Compensation Table.

Named Executive Officer	Base Salary Earnings	2013 Annual Cash Incentive Compensation	Equity Awards[1]	2013 Total Annual Direct Compensation
Aaron D. Todd,	$750,000	$—	$388,400	$1,138,400
Chief Executive Officer
Michael D. Allen, President,	$450,000	$—	$291,300	$ 741,300
Domestic Air Medical Services
Trent J. Carman,	$400,000	$—	$194,200	$ 594,200
Chief Financial Officer and Treasurer
David Doerr,	$ 61,539	$—	$795,329	$ 856,868
EVP, Business Development[2]
Crystal L. Gordon,	$325,000	$—	$194,200	$ 519,200
General Counsel and Corporate Secretary

1.	Other than the equity grant issued to Mr. Doerr upon the commencement of his employment with the Company on October 21, 2013, the 2013 equity grants for the other named executive officers consisted solely of shares of time-vested restricted stock, which is valued at the closing price of the common stock on the date of grant.
2.	Upon joining the Company, Mr. Doerr received an equity grant, which included the issuance of 15,000 shares of time-vested restricted stock and a stock option award exercisable for the purchase of 10,000 shares of the Company’s common stock. The value of the stock option award is calculated in accordance with the requirements of FASB ASC Topic 718, as explained in footnote two of the Summary Compensation Table. The amount reflected in the “Equity Awards” column is the aggregate value of the restricted stock and the stock option award granted to Mr. Doerr.

AIR METHODS CORPORATION
7211 South Peoria Street
Englewood, CO 80112
(303) 792-7400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2014

The Board of Directors of Air Methods Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy for use at our Annual Meeting to be held on Thursday, May 29, 2014, beginning at 1:30 p.m., Mountain Time, at our corporate training center, located at 3131 S. Vaughn Way, Aurora, CO 80014, and at any time and date to which the Annual Meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purpose of the Annual Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 30, 2014. The proxy statement, the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2013 and proxy card are also available on our website www.airmethods.com under the “Investors” tab.

About the Meeting

Why am I receiving this proxy statement and proxy card?
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares on the proposals described below at the Annual Meeting. This proxy statement describes issues on which we would like you to vote on at our Annual Meeting. It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Annual Meeting.

What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote on the following three items of business:

1)	To elect John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz, and Aaron D. Todd as Class II directors of the Company for three-year terms.
2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
3)	To approve, on an advisory basis, named executive officer compensation.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

     Our Board of Directors recommends that you vote:
  “FOR” the election of each of the four (4) nominated directors (see Proposal 1).
  “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (see Proposal 2).
  “FOR” the approval of the advisory vote on executive compensation (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?
As of April 24, 2014, the record date for the Annual Meeting, we had 39,150,441 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the Annual Meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	1

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders hold their shares through a broker, bank or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Who may attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 24, 2014, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. Registration and seating will begin at 1:00 p.m., Mountain Time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How may I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How may I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

May I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Annual Meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 7211 South Peoria Street, Englewood, Colorado 80112; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee and you do not provide voting instructions to such broker, bank or other nominee, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker, bank or other nominee only has discretionary authority to vote on Proposal Two (Ratification of KPMG LLP). Therefore, your broker will not have discretion to vote on Proposals One or Three unless you specifically instruct your broker on how to vote your shares by returning your completed and signed voting instruction card.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an

About the Meeting

adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?

Proposal	Vote Required
Proposal No. 1: Election of four (4) Class II directors

Subject to our Uncontested Elections Policy, the four nominees who receive the greatest number of votes cast (plurality) will be elected as directors for a term of three (3) years. There is no cumulative voting for directors. Abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore, will have no effect on the outcome of such election.

Proposal No. 2: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 2.
Proposal No. 3: Advisory vote on the compensation for the Company’s named executive officers	Majority of votes cast. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 3.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

Who will count the proxy votes?
Votes will be counted by our transfer agent, American Stock Transfer & Trust Company.

Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K containing the final voting results within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

How will voting on any other business be conducted?
We do not expect any matters to be presented for a vote at the Annual Meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Aaron D. Todd or Crystal L. Gordon or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting. If a nominee is not available as a candidate for Class II director, the person named as the proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?
No action is proposed herein for which the laws of the State of Delaware or our bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ common stock.

Annual Report

The Company also is mailing with this Proxy Statement its Annual Report for the year ended December 31, 2013, which includes financial statements as filed with the SEC on Form 10-K. The Annual Report does not constitute a part of the proxy soliciting material. The Company will furnish a copy of the Form 10-K to any stockholder free of charge and will furnish a copy of any exhibit to the

Form 10-K upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company’s principal offices, 7211 South Peoria Street, Englewood, Colorado 80112.

Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	3

Proposal No. 1 – Election of Directors

Introduction

The Company’s Board of Directors currently is comprised of ten directors, divided among three classes, with three directors in Class I, four directors in Class II, and three directors in Class III. Class I directors hold office for a term expiring at the 2016 Annual Meeting; Class II directors’ term will expire at the 2014 Annual Meeting to be held on May 29, 2014; and Class III directors hold office for a term expiring at the 2015 Annual Meeting.

Our Board of Directors has nominated John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz, and Aaron D. Todd to serve as the four Class II directors for three-year terms expiring at the Annual Meeting in the year 2017 or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement.

The principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting, can be found beginning on page 7. Information about the share ownership of the nominees and other directors can be found beginning on page 35.

Vote Required

Assuming the presence of a quorum and subject to our Uncontested Elections Policy, the four persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, any shares voted by proxy will be voted for the election of such substitute nominee as the Board of Directors may propose.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to elect each of John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz, and Aaron D. Todd as Class II directors on our Board of Directors.

Directors and Named Executive Officers

Summary information concerning the Company’s directors and named executive officers is set forth below:

Name	Age	Position	Class/ Year Term of Office Expires(1)
George W. Belsey	74	Director	I/2016
Ralph J. Bernstein	56	Director	III/2015
Mark D. Carleton	53	Director	III/2015
John J. Connolly, Ed.D.	74	Director	II/2014*
Jeffrey A. Dorsey	65	Director	II/2014*
C. David Kikumoto	64	Chairman of the Board	I/2016
MG Carl H. McNair, Jr. USA (Ret.)	80	Director	I/2016
Lowell D. Miller, Ph.D.	81	Director	III/2015
Morad Tahbaz	58	Director	II/2014*
Aaron D. Todd	52	Director and Chief Executive Officer	II/2014*
Michael D. Allen	51	President, Domestic Air Medical Services	N/A
Trent J. Carman	53	Chief Financial Officer and Treasurer	N/A
David M. Doerr	44	EVP, Business Development	N/A
Crystal L. Gordon	35	General Counsel and Corporate Secretary	N/A

*	Director nominee.
(1)	Refers to the calendar year in which the Annual Meeting of stockholders is expected to be held and at which the term of the pertinent director class shall expire.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	5

Below, you can find the principal occupation and other information about each of the individuals listed in the chart set forth above.

Continuing Directors for Term Ending Upon the 2016 Annual Meeting of Stockholders – Class I Directors

George W. Belsey

Mr. GEORGE W. BELSEY has served on the Board of Directors since December 1992, including serving as the Board’s Chairman from April 1994 to October 2011. Mr. Belsey was appointed Chief Executive Officer of the Company effective in June 1994, and served in that capacity until July 2003, and thereafter provided consulting services to the Company pursuant to the terms of his Consulting Agreement which terminated in 2008. Mr. Belsey previously served in various executive and administrative positions at the American Hospital Association and at a number of hospitals. He received his Bachelor’s Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master’s Degree in Business Administration from George Washington University, Washington, D.C.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Belsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the Company’s business acquired through his prior service as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Belsey has also served in other executive positions in the health care industry. This experience, combined with his knowledge of the Company and its operations, make him particularly well-suited to serve our Board of Directors. In light of the foregoing, our Board of Directors has concluded that Mr. Belsey should continue as a member of our Board.

C. David Kikumoto

Mr. C. DAVID KIKUMOTO has served on the Board of Directors since June 2004. Mr. Kikumoto is the cofounder and Chief Executive Officer of Denver Management Advisors. From 1999 to 2000, Mr. Kikumoto was President and Vice Chairman of Anthem Blue Cross and Blue Shield, Colorado and Nevada, and from 1987 to 1999, served in several roles, including Chief Executive Officer of Blue Cross and Blue Shield of Colorado, Nevada and New Mexico. He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, and graduated from the Executive Development Program at the University of Chicago.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Corgenix (April 2006 – March 2011).

Key Attributes, Experience and Skills: Mr. Kikumoto brings to the Board of Directors, among his other skills and qualifications, significant experience in the health care industry, as well as extensive management and operations experience gained while serving in executive positions with Anthem Blue Cross and Blue Shield. Additionally, given Mr. Kikumoto’s prior experience and service on several other private company boards, he is versed on a number of complex issues affecting the health care industry. In light of the foregoing, our Board of Directors has concluded that Mr. Kikumoto should continue as a member of our Board.

Directors and Named Executive Officers

Carl H. McNair, Jr.

Major General CARL H. MCNAIR, JR., USA (Ret.) has served on the Board of Directors since March 1996. In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company’s core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services. He then served as Special Assistant, Government Relations and Legislative Affairs to the CEO of DynCorp until 2003 when DynCorp was acquired by Computer Sciences Corporation. He continued service in the corporate offices of Computer Sciences Corporation until 2010.

During his more than three decades of military service, General McNair held many high level command and staff positions in Army Research, Development and Acquisition, as well as extensive aviation experience in the development and operation of both rotary and fixed wing aircraft, which led to his command of the United States Army Aviation Center and service as the first Chief of the Army Aviation Branch. General McNair currently serves on multiple non-profit boards, including, without limitation, the boards of Easter Seals, the Army Historical Foundation and the Army Aviation Association of America.

General McNair has a Bachelor of Science degree in Engineering from the U.S. Military Academy at West Point, a Bachelor’s degree and Master’s degree in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Science degree in Public Administration from Shippensburg University.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Major General Carl H. McNair, Jr. USA (Ret.) brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the aviation and health care industries, and a technical understanding of our business that he gained through his service in the military and DynCorp. Further, he has significant knowledge and understanding of our business and operations, which he gained through his prior service on our Board. In light of the foregoing, our Board of Directors has concluded that Major General Carl H. McNair, Jr. USA (Ret.) should continue as a member of our Board.

Director Nominees – Class II Directors

John J. Connolly

Dr. JOHN J. CONNOLLY is the nation’s foremost expert on identifying top physicians, and is the President & CEO of Castle Connolly Medical Ltd. publisher of America’s Top Doctors® and other consumer guides to help people find the best healthcare. He is also Vice-Chairman of Castle Connolly Graduate Medical Ltd., which publishes review manuals to assist resident physicians and fellows in preparing for their board exams.

Dr. Connolly served as President of New York Medical College, the nation’s second largest private medical college, for more than ten years. He is a Fellow of the New York Academy of Medicine, a Fellow of the New York Academy of Sciences, a Director of the Northeast Business Group on Health, a member of the President’s Council of the United Hospital Fund, and a member of the Board of the American Swiss Foundation.

Dr. Connolly has served as trustee of two hospitals and as Chairman of the Board of one. He is extensively involved in healthcare and community activities and has served on a number of voluntary and corporate boards including the Board of the American Lyme Disease Foundation, of which he is a founder and past chairman, and the Culinary Institute of America for over 20 years where he is now Chairman Emeritus. He also served as a director and Chairman of the Professional Examination Service and served as an Advisor to the Whitehead Institute for Biomedical Research. His current corporate board service includes: Baker and Taylor; Dearborn Risk Management, Air Methods Corporation, and the Advisory Board of the Hudson Group. Past board positions include Director and Chairman of Alpha Gene Inc., Morton’s of Chicago, Perkin’s and Marie Callendar’s, Delaware Mutual funds, and Truck Components Inc. He holds a Bachelor of Science degree from Worcester State College, a Master’s degree from the University of Connecticut, and

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	7

a Doctor of Education degree in College and University Administration from Teacher’s College, Columbia University and an honorary doctorates from Mercy College and Worcester State University.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Morton’s Restaurant Group, Inc. (2006 – 2012).

Key Attributes, Experience and Skills: Dr. Connolly brings to the Board of Directors, among his other skills and qualifications, insight into the dynamics of the evolving health care industry and financial expertise gained during his work with Castle Connolly Medical Ltd. Dr. Connolly also has extensive corporate governance experience, which he gained during his service on the board of directors of Morton Restaurant Group, Inc. In light of the foregoing, our Board of Directors concluded that Dr. Connolly should be re-elected as a member of our Board of Directors.

Jeffrey A. Dorsey

Mr. JEFFREY A. DORSEY has served on the Board since May 2012. He began his career at Portsmouth General Hospital in 1972. Following work as a senior administrator at Virginia Beach General Hospital, Mr. Dorsey joined Hospital Corporation of America (HCA) in 1980 and worked for them as an Administrator in Terre Haute, Indiana, Riyadh, Saudi Arabia, Emporia, Kansas and Denver, Colorado where in 1995 he helped form and served as President and Chief Executive Officer of HealthONE LLC. Mr. Dorsey most recently served as the President and Chief Executive Officer of the HCA Continental Division, including operations in Oklahoma, Kansas, and HCA-HealthONE LLC, the largest healthcare system in the metro-Denver area with 8,500 employees and 3,000-affiliated physicians.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Dorsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the health care industry and insight into the dynamics of the evolving health care industry. Further, as a result of Mr. Dorsey’s service in senior management positions at various health care systems, he has an understanding of the operations of a health care company. In light of the foregoing, our Board of Directors concluded that Mr. Dorsey should be re-elected as a member of our Board of Directors.

Morad Tahbaz

Mr. MORAD TAHBAZ has served on the Board of Directors since February 1994. He is a co-founder and General Partner of Americas Partners, an investment firm. Additionally, Mr. Tahbaz is the founder and a partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions. Mr. Tahbaz received his Bachelor’s degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master’s degree in Business Administration from Columbia University Graduate School of Business.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Empire Resorts, Inc. (2003 – 2005)

Key Attributes, Experience and Skills: Mr. Tahbaz brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Americas Partners, as well as extensive institutional knowledge of the Company’s business and operations. Mr. Tahbaz also has extensive corporate governance experience, which he gained during his service on the board of directors of Empire Resorts, Inc. In light of the foregoing, our Board of Directors concluded that Mr. Tahbaz should be re-elected as a member of our Board of Directors.

Aaron D. Todd

Mr. AARON D. TODD has served on the Board of Directors since June 2002 and as Chief Executive Officer since July 2003. He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year. Mr. Todd holds a Bachelor of Science degree in Accounting from Brigham Young University.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Todd brings to the Board of Directors, among his other skills and qualifications, a vast understanding of financial and accounting matters, as well as significant knowledge and understanding of our operations and the aviation and health care industries generally. In light of the foregoing, our Board of Directors concluded that Mr. Todd should be re-elected as a member of our Board of Directors.

Directors and Named Executive Officers

Continuing Directors for Term Ending Upon the 2015 Annual Meeting of Stockholders – Class III Directors

Ralph J. Bernstein

Mr. RALPH J. BERNSTEIN has served on the Board of Directors since February 1994. He is the co-founder and General Partner of Bernstein Capital, LLC. Prior to forming Bernstein Capital, LLC, Mr. Bernstein was the managing partner of Americas Partners and Americas Tower Partners. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Empire Resorts, Inc. (2004 – 2010).

Key Attributes, Experience and Skills: Mr. Bernstein brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Bernstein Capital, LLC. In addition and as a result of Mr. Bernstein’s prior service on our Board of Directors, Mr. Bernstein has a vast amount of institutional knowledge regarding the Company’s operations and business generally. In light of the foregoing, our Board of Directors has concluded that Mr. Bernstein should continue as a member of our Board.

Mark D. Carleton

Mr. MARK D. CARLETON has served on the Board of Directors since August 2008 and has been a Senior Vice President at Liberty Media Corporation since December 2003. His primary responsibilities include corporate development and oversight of Liberty’s technology, music, telecom, satellite and sports interests. Prior to joining Liberty Media Corporation, Mark was a partner at KPMG LLP, where he had overall responsibility for the communications sector. Mr. Carleton was also a member of KPMG LLP’s Board of Directors. Mr. Carleton received a Bachelor of Science degree in Accounting from Colorado State University, where he currently is a member of the College of Business Global Leadership Council. He also is a member of the University of Colorado Sports and Entertainment Advisory Council. In addition, Mr. Carleton was the Executive in Residence at the Colorado State University Business School for the 2011-2012 school year. Mr. Carleton also serves on the Board of Directors for Junior Achievement-Rocky Mountain, Inc.

Other Public Company Board Service: Live Nation Entertainment (January 2010 – present), Barnes & Noble, Inc. (September 2011 – present), Mobile Streams, Inc. (January 2006 – present), Sirius XM Radio (February 2013 – Present) and Ideiasnet (July 2011 – present).

Recent Past Public Company Board Service: The DIRECTV Group, Inc. (February 2008 – June 2009) and Ticketmaster Entertainment (August 2008 – February 2010).

Key Attributes, Experience and Skills: Mr. Carleton brings to the Board of Directors, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP. In addition, Mr. Carleton’s service on other public company boards has provided him with a number of skills, including leadership development and succession planning, risk assessment, and shareholder and government relations. In light of the foregoing, our Board of Directors concluded that Mr. Carleton should continue as a member of our Board.

Lowell D. Miller

Dr. LOWELL D. MILLER has served on the Board of Directors since June 1990. Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical research and development consulting business and as a guest lecturer at the university level. In addition, he has led or been involved with many fund-raising activities for educational purposes. He is a long-term member of the American Chemical Society and the American Society of Toxicology. Dr. Miller has a Bachelor of Science degree, a Master’s degree in Biochemistry and a Doctorate degree in Biochemistry all awarded by the University of Missouri.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Dr. Miller brings to the Board of Directors, among his other skills and qualifications, vast institutional knowledge of our business and operations, as well as an understanding of the regulatory issues confronting our industry. In light of the foregoing, our Board of Directors concluded that Dr. Miller should continue as a member of our Board.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	9

Named Executive Officers*

Michael D. Allen

Mr. MICHAEL D. ALLEN was named President, Domestic Air Medical Services in August 2012. Mr. Allen has been with Air Methods since 1992 and served in several positions including line pilot, safety representative, aviation site manager, training captain/check airman, operations manager and Senior Vice President. As the President, Domestic Air Medical Services Mr. Allen has responsibility and oversight of all business, aviation, maintenance, clinical and dispatch operations supporting 320 air medical base sites with over 3,350 employees and more than 400 aircraft. Prior to joining the Company Mr. Allen worked for Petroleum Helicopters, Inc. and served in the US Army. During his more than five years of service in the US Army Mr. Allen served in Germany as an aero scout pilot and as a maintenance test pilot. Mr. Allen graduated from Portland State University with a BS in Mathematics.

Trent J. Carman

Mr. TRENT J. CARMAN joined the Company in April 2003 and is the Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000. Mr. Carman received his Bachelor of Science degree in Accounting from Utah State University and holds a Master’s degree in Business Administration-Finance from Indiana University.

David M. Doerr

Mr. DAVID M. DOERR joined the Company as Executive Vice President, Business Development in October 2013. Prior to joining the Company, Mr. Doerr had obtained more than 20 years of experience including over 17 years in the healthcare industry in financial, operational and general management positions. Prior to joining Air Methods Corporation, Mr. Doerr served as Vice President of Global Business Development for Gambro AB, a Swedish healthcare company where he also served in various senior management roles in finance, operations and business development. Prior to Gambro, Mr. Doerr worked for PricewaterhouseCoopers within its audit and assurance practice. David received his Bachelor of Science, Accounting, with distinction – from Indiana University School of Business in May 1992 and his CPA in 1993.

Crystal L. Gordon

Ms. CRYSTAL L. GORDON was appointed as General Counsel and Corporate Secretary of the Company in April 2012. Prior to her appointment, Ms. Gordon was the Vice President and Associate General Counsel of the Company. Before joining the Company in April 2011, Ms. Gordon was with Davis Graham & Stubbs LLP in Denver, Colorado focusing on mergers and acquisitions, securities offerings, SEC compliance matters, and corporate governance. Ms. Gordon received her law degree from the University of Denver, and received her Bachelor of Science degree in Biology from Santa Clara University. Prior to attending law school, Ms. Gordon worked as a compliance associate with a boutique investment advisory firm in Northern California.

*	Biographical information for Mr. Aaron D. Todd, our Chief Executive Officer, is set forth above under Director Nominees – Class II Directors

Corporate Governance and Board Matters

Board of Directors and Governance Principles

The core responsibility of the Company’s Board is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board include:

  Oversight of management performance and assurance that stockholder interests are served;
  Oversight of the Company’s business affairs and long-term strategy, including Chief Executive Officer succession planning; and
  Monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.

Corporate Governance Guidelines &
Uncontested Elections Policy

In fulfilling such responsibilities, the Board is guided by the principles set forth in the Corporate Governance Guidelines, a copy of which is available on our website www.airmethods.com under the “Investors” tab. The Corporate Governance Guidelines were originally adopted by the Board in May 2010. To ensure sound corporate governance practices, the Board regularly reviews the governance practices set forth in the Corporate Governance Guidelines, as well as Delaware law (the state in which we are incorporated) and the listing standards of The NASDAQ® Stock Market, and SEC regulations. The Board also considers best practices suggested by recognized corporate governance authorities.

In an effort to continue to demonstrate good governance, the Board recently approved revisions to the Corporate Governance Guidelines to include an Uncontested Elections Policy (the “Policy”), which is set forth in Section 2(h) of the Corporate Governance Guidelines. Under the Policy, any nominee for director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the nominating and corporate governance committee. The nominating and corporate governance committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the nominating and corporate governance committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such director nominee (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and its stockholders. In considering the nominating and corporate governance committee’s recommendation, the Board will take into account the factors considered by the nominating and corporate governance committee and such additional information and factors as the Board believes to be relevant. If such an event were to occur, we would promptly and publicly disclose the Board’s decision and process in a report filed with the Securities and Exchange Committee.

Code of Business Conduct for Members
of the Board of Directors

The Board also performs its responsibilities in accordance with the Code of Business Conduct for Members of the Board of Directors adopted on November 2, 2011 (the “Director Code of Conduct”). A copy of the Director Code of Conduct is available on our website www.airmethods.com under the “Investors” tab.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	11

Board Leadership Structure and Independent Chairman

The Board separated the positions of Chairman and Chief Executive Officer in July 2003. Maintaining separate positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the

Company’s prospects for success. The Board also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. At this time, the Board has determined for the foregoing reasons that its leadership structure is appropriate and in the best interests of the Company’s stockholders. The Company will continue to periodically evaluate whether this leadership structure best serves the Company and its stockholders.

The Board of Directors regularly holds executive sessions with directors who are all independent, as defined under applicable NASDAQ® rules and regulations.

Board Risk Oversight

Our Board, together with our named executive officers, oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by reviewing the operations of the Company’s business and corporate functions and addressing the primary risks associated therewith. The Board has delegated certain responsibilities to the finance and strategic planning committee and the audit committee, including, among other things, reviewing the risks associated with the Company’s strategic plan, discussing policies with management regarding financial risk assessment and enterprise risk management, developing guidelines to govern the process by which major financial and accounting risk assessment is undertaken by the Company, identifying the primary risks to the Company’s business and interim updates of those risks, and monitoring and evaluating the primary risks associated with particular business units and functions.

In an effort to continue appropriately monitoring and understanding the Company’s risks, in 2012, the Board formed the health care affairs committee, which is a subcommittee of the finance and strategic planning committee. The health care affairs committee is comprised of Board members with a strong background in health care. The health care affairs committee focuses on health care matters impacting the Company, including the Company’s health care compliance efforts. Since the formation of the health care affairs committee, the committee has focused on, among other things, the Company’s health care compliance plan and management of risks related to health care.

In performing such functions, the audit committee, the finance and strategic planning committee, and the health care affairs committee have full access to management, as well as the ability to engage advisors. The foregoing committees provide reports to the Board regarding the risk areas identified above. In addition, the compensation and stock option committee and the nominating and corporate governance committee address relevant risks during their respective meetings. The Board believes that the work undertaken by the audit committee, the finance and strategic planning committee and the health care affairs committee, together with the work of the full Board, the other committees, and our named executive officers, enables the Board to effectively oversee the Company’s risk management.

Board Membership and Director Independence

Currently, the Company’s Board has ten members. The Board has determined that nine of those ten directors, namely Chairman Kikumoto, Drs. Connolly and Miller and Messrs. Belsey, Bernstein, Dorsey, Carleton, McNair, and Tahbaz, satisfy The NASDAQ® Stock Market standard for director independence. The Board has determined that Mr. Todd, as our Chief Executive Officer is not independent under The NASDAQ® Stock Market standard for director independence.

Corporate Governance and Board Matters

The Board held 4 meetings in 2013. Each director attended at least 80% of the Board and applicable committee meetings during 2013. Three members of the Board attended the Company’s 2013 Annual Meeting. The Board does not have a policy for Board member attendance at the Company’s annual meetings.

Our Board conducts its business through meetings of the Board and through activities of the standing committees, as further described below. The Board and each of the standing committees meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board has delegated various responsibilities and authority to different committees of the Board, as described below. Members of the Board have access to all of our members of management outside of Board meetings.

Committees of the Board of Directors

The Board has established an audit committee, finance and strategic planning committee, compensation and stock option committee and a nominating and corporate governance committee. Each of the committees regularly report on their activities and actions to the full Board.

The full text of all of the charters for each Board committee is available on the Company’s website at www.airmethods.com. The contents of our website are not incorporated by reference into this document for any purpose.

Audit Committee

The audit committee, which met 6 times during 2013, currently consists of Messrs. McNair (Chairman) and Carleton and Dr. Connolly. The Board has determined that all members of the audit committee are “independent” within the meaning of the listing standards of The NASDAQ® Stock Market and the SEC rules governing audit committees. In addition, the Board determined that Mr. Carleton and Dr. Connolly meet the criteria of an “audit committee financial expert” as defined under the applicable SEC rules.

See the “Audit Committee Report” on page 38 for a description of the audit committee’s duties and responsibilities.

Finance and Strategic Planning Committee

The finance and strategic planning committee was formed by the Board in April 2003. The current members of the finance and strategic planning committee are Messrs. Tahbaz (Chairman), Bernstein, Carleton, and Todd. The finance and strategic planning committee oversees establishment and achievement of corporate financial objectives and key growth initiatives, including acquisitions that are significant to the Company’s business. In addition, the committee analyzes and evaluates the capital structure of the Company. The finance and strategic planning committee met 9 times in 2013.

Compensation and Stock Option Committee

The compensation and stock option committee currently consists of Dr. Miller (Chairman) and Messrs. Bernstein, Carleton, and Dorsey. The compensation and stock option committee, which met 5 times in 2013, is responsible for making recommendations to the Board regarding executive compensation matters. The specific nature of the compensation and stock option committee’s responsibilities is described under “Compensation Discussion and Analysis.”

The Board has determined that all members of the compensation and stock option committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	13

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Messrs. Bernstein (Chairman) and Tahbaz and Dr. Miller. The nominating and corporate governance committee provides committee membership recommendations to the Board along with changes to those committees. In addition, the nominating and corporate governance committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board. The nominating and corporate governance committee also identifies, evaluates and recommends to the Board, nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The nominating and corporate governance committee also develops and recommends to the Board corporate governance principles applicable to the Company and oversees succession planning for the chief executive officer. The nominating and corporate governance committee met 4 times in 2013.

The Board has determined that all members of the nominating and corporate governance committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nomination of Directors

In accordance with its written charter, the nominating and corporate governance committee investigates suggestions for candidates for membership on the Board, including candidates nominated by our stockholders, and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board.

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. Our Bylaws provide that a stockholder may bring certain business before an annual meeting, including, among other things, the nomination of directors, if such stockholder has delivered written notice to the Secretary of the Company and such notice is received by the Secretary, not less than sixty (60) days and not more than ninety (90) days prior to the annual meeting. The stockholder notice must include the following information with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In recommending candidates for appointment or re-election to the Board, the nominating and corporate governance committee considers the appropriate balance of experience, skills and characteristics required of the Board. Specifically, the nominating and corporate governance committee considers, among other things, the candidate’s independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board or its committees. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating and corporate governance committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

In addition, the nominating and corporate governance committee seeks to ensure that at least a majority of the directors are independent under the rules of The NASDAQ® Stock Market, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under The NASDAQ® Stock Market rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

In determining whether to recommend a director for re-election, the nominating and corporate governance committee considers, among other things, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Corporate Governance and Board Matters

Director Compensation

The following table summarizes all compensation earned by members of the Board during the fiscal year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(11) ($)	Option Grants(12) ($)	All Other Compensation ($)	Total ($)
George W. Belsey(1)(10)	98,000	74,520	56,000	1,750	230,270
Ralph J. Bernstein(2)(10)	122,000	74,520	56,000	—	252,520
Mark D. Carleton(3)(10)	92,500	74,520	56,000	1,750	224,770
John J. Connolly, Ed.D.(4)(10)	95,600	74,520	56,000	1,050	227,170
Jeffrey A. Dorsey(5)(10)	95,000	74,520	56,000	1,050	226,570
C. David Kikumoto(6)(10)	190,000	74,520	56,000	1,750	322,270
MG Carl H. McNair, Jr. USA (Ret.)(7)(10)	97,600	74,520	56,000	—	228,120
Lowell D. Miller Ph.D.(8)(10)	107,400	74,520	56,000	—	237,920
Morad Tahbaz(9)(10)	111,000	74,520	56,000	—	241,520
(1)	As of December 31, 2013, Mr. Belsey held four stock option awards exercisable for an aggregate 32,840 shares of the Company’s common stock, all of which are fully vested.
(2)	As of December 31, 2013, Mr. Bernstein held five stock option awards exercisable for an aggregate 55,340 shares of the Company’s common stock, all of which are fully vested.
(3)	As of December 31, 2013, Mr. Carleton held four stock option awards exercisable for an aggregate 32,840 shares of the Company’s common stock, all of which are fully vested.
(4)	As of December 31, 2013, Dr. Connolly held two stock options award exercisable for an aggregate 5,900 shares of the Company’s common stock, all of which are fully vested.
(5)	As of December 31, 2013, Mr. Dorsey held two stock options award exercisable for an aggregate 5,900 shares of the Company’s common stock, all of which are fully vested.
(6)	As of December 31, 2013, Mr. Kikumoto held three stock option awards exercisable for an aggregate 12,840 shares of the Company’s common stock, all of which are fully vested.
(7)	As of December 31, 2013, General McNair held four stock option awards exercisable for an aggregate 32,840 shares of the Company’s common stock, all of which are fully vested.
(8)	As of December 31, 2013, Dr. Miller held one stock option award exercisable for an aggregate 5,000 shares of the Company’s common stock, all of which are fully vested.
(9)	As of December 31, 2013, Mr. Tahbaz held five stock option awards exercisable for an aggregate 55,340 shares of the Company’s common stock, all of which are fully vested.
(10)	As of December 31, 2013, such director held 1,650 shares of restricted stock which vested in equal installments of 150 shares from February 10, 2013 through January 10, 2014.
(11)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(12)	Option awards are calculated in accordance with the requirements of FASB ASC Topic 718, as explained below. The options granted in 2013 vested immediately upon grant and will expire five years from date of grant. The fair value of each option grant is estimated on the date of grant using the Black- Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718. Assumptions used in the calculation of expense for the 2013 awards are included in Note 10 to the consolidated financial statements in our 2013 Annual Report on Form 10-K, which was filed with the SEC on March 3, 2014.

2014 Grants

On January 14, 2014, the Company granted each non-employee director (except for Mr. Kikumoto, the chairman of the Board) an option to purchase 5,000 shares of the Company’s common stock at $55.07 per share. The option vests over a period of 12 months beginning on January 1, 2015. The expiration date for these options is January 14, 2019. Mr. Kikumoto was awarded an option to purchase 7,500 shares of the Company’s common stock at $55.07 per share. The option vests over a period of 12 months beginning on January 1, 2015. The expiration date for these grants is January 14, 2019.

On January 14, 2014, the Company also awarded 2,000 shares of restricted stock to each non-employee director. All shares vest and become freely tradable on January 1, 2016.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Board members who are also officers do not receive any separate compensation or fees for attending Board or committee meetings.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	15

Annual Retainer and Meeting Fees

The non-employee directors were entitled to receive the following compensation for serving on our Board and committees of our Board:

  Annual retainer of $60,000;
  Board chairman annual retainer of $120,000 (such amount is in addition to the annual retainer amount received by all Board members);
  Board attendance fee of $2,500 per meeting; and
  Each committee chairman is paid an annual retainer in the amount of $24,000 and each committee member is paid an annual retainer of $8,000. All committee members also receive a $600 fee for each committee meeting.

Certain Relationships and Related Transactions

We have no transactions with related persons.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee charter charges the audit committee with the responsibility to investigate, review, and report to the Board the propriety and ethical implications of any transactions between the Company and any employee, officer, or Board member, or any affiliates of the foregoing. The audit committee charter operates in conjunction with other aspects of the Director Code of Conduct and the Company’s Code of Conduct. The audit committee evaluates related party transactions for purposes of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within the Company policies and practices. The Board will approve or ratify only transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders. Related party transactions involving directors are also subject to approval or ratification by the disinterested directors when so required under Delaware law. Applicable transactions may be reported to the audit committee by our independent auditors, employees, officers, Board members, or other parties.

Compensation and Stock Option Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the compensation and stock option committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its named executive officers and the compensation and stock option committee and the named executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Code of Ethics

We have adopted a Code of Ethics for our officers and employees, as well as the Director Code of Conduct for our non-employee directors (together, the “Codes”). The Codes are intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the code, as well as other matters. Each year, our employees and our non-employee directors confirm that they have read the applicable Code and will comply with its standards. Both Codes are available on our website www.airmethods.com under the “Investor” tab.

Section 16(A) Beneficial Ownership Reporting Compliance

Based on our review of the copies of reports filed and upon written representations, we believe that during 2013, named executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the

Securities Exchange Act of 1934, as amended, except as follows: one Form 4 for Trent Carman reporting one transaction and one Form 4 for David Kikumoto reporting one transaction. Each of the Form 4s was filed late due to an administrative error.

Stockholder Communications

The Board recommends that stockholders initiate any communications with the Board in writing directed to the Company’s secretary at: Secretary, Air Methods Corporation, 7211 South Peoria, Englewood, Colorado 80112. This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. Each communication intended for the Board and received by the Secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and the material elements of our compensation program for fiscal year 2013 for our named executive officers, including our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers (collectively, the “named executive officers”).

Our named executive officers for 2013 were:

Name	Title
Aaron D. Todd	Chief Executive Officer and Director
Michael D. Allen	President, Domestic Air Medical Services
Trent J. Carman	Chief Financial Officer & Treasurer
David M. Doerr	EVP, Business Development
Crystal L. Gordon	General Counsel & Corporate Secretary

Note that Mr. Doerr joined the Company on October 21, 2013 as the Executive Vice President, Business Development.

References to “Air Methods”, the “Company”, “we”, “us” and “our” in this discussion and analysis refer to Air Methods Corporation and its management, as applicable.

Overview of Our Compensation Programs

Compensation Philosophy and
Principles

Our compensation programs are intended to link increasing the long-term value of stockholder investment in the Company and the compensation earned by our named executive officers. We strive to reward sustained financial and operating performance and leadership excellence, as well as align the executives’ long-term interests with those of our stockholders.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	17

We believe that payment of the variable compensation components of our executive compensation program should coincide with increased value for our stockholders. For example, under our annual cash incentive program a minimum level of corporate performance must be achieved before any bonus is payable. Even if the minimum level is achieved, the Compensation and Stock Option Committee (“Committee”) reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

The Committee regularly reviews the Company’s compensation programs to ensure that such programs adequately reflect the Committee’s compensation philosophy and are achieving the desired results. The Committee is currently undergoing such a review, and expects to reassess the Company’s long term incentive compensation program upon completion of that review in May 2014.

Compensation Principles

The foregoing compensation philosophy is implemented through the following guiding principles:

  Attract, motivate and retain executive officers capable of leading us to meet our business objectives;
  Encourage prudent risk taking by our named executive officers;
  Establish target compensation levels that are competitive with those of other companies with whom we compete for executive talent;
  Adequately compensate our named executive officers for achieving important short-term objectives;
  Align the interests of named executive officers and stockholders through the use of equity and other long-term incentives; and
  Reward sustained Company performance and individual achievements by aligning a significant portion of total compensation to the Company’s financial results and strategic objectives.

Stockholder Feedback and Say-On-Pay Results

Each year, the Committee considers the outcome of stockholder advisory votes on executive compensation when making future decisions relating to the compensation of the named executive officers and our executive compensation program and policies.

In 2013, stockholders continued their strong support of our executive compensation programs with 97% of the votes cast for approval of the “say on pay” proposal at the 2013 Annual Meeting of Shareholders. The Committee believes that the voting results conveyed our stockholders’ strong support of the philosophy, strategy and objectives of our executive compensation programs.

Components of Executive
Compensation

The Committee has a practice of annually reviewing the compensation program components, targets and payouts on an annual basis to ensure our pay-for-performance alignment. The compensation program is designed to incentivize responsible achievement of operating goals over one and three-year periods, with targets and metrics selected because they are directly linked to our strategic goals. Additionally, our long-term incentives measure the creation of stockholder value through both the increase in stock price and increases in EBITDA.

Our executive compensation has three primary elements, as shown in the following chart and described further below:

Element	Purpose	Form
Base Salary

Salary and benefits are paid for ongoing performance throughout the year. The amount of base salary payable to each named executive officer is commensurate with each executive’s responsibilities, experience and past performance.

Cash
Performance-Based Annual Bonus

The annual bonus component of executive compensation is designed to encourage and reward the achievement of various Company objectives, including, among other things, certain growth targets of our patient transports, executing certain human capital management objectives, achieving cost management initiatives, securing and retaining air medical service contracts, achieving earnings per share goals and divisional earnings goals. The annual bonus rewards the achievement of short-term objectives which the Committee believes should translate into value for the stockholders.

Cash payments under the Executive Short Term Incentive Program, established under the Performance Pay Plan.
Long-Term Incentive Compensation

The long-term incentive compensation currently consists of time-vested restricted stock granted under our Second Amended and Restated 2006 Equity Compensation Plan (“2006 Plan”) and cash awarded under various cash-based long-term incentive plans. Our long term incentive compensation is designed to reward executives for success in increasing the value of stockholder investments. It also helps encourage executives to avoid behavior which results in short-term benefit at the expense of long-term share value. Finally, the time-vested component provides a retention component to our executive compensation program which is also linked to stockholder value.

  Equity awards granted under the 2006 Plan. The 2006 Plan allows for grants of incentive stock options, non-statutory stock options, shares of restricted stock and stock appreciation rights.
  Cash payments under the 2011-2014 Bonus Program and the 2012-2014 Bonus Program, established under the Performance Pay Plan.

Compensation Discussion and Analysis

Base Salary

The annual base salary component of each named executive officer’s compensation provides each individual with a fixed level of annual cash compensation. Base pay is set by the Committee in an amount which is adequate to attract, motivate and retain the best talent for the Company’s needs. The amount of base salary payable to each named executive officer is commensurate with each executive’s responsibilities, experience and past performance, and also takes into consideration peer and competitive data. Base pay is not utilized by the Company to reward outstanding individual and/or corporate performance, which is instead tied to the short-term and long-term incentive plans. There are three situations that may warrant an adjustment to base salary: (i) annual merit increases; (ii) promotions or changes in role; or (iii) market adjustments. No increase in base salary is automatic or guaranteed.

The following table shows our named executive officers’ respective base salaries for 2013:

Name	2013 Base Salary
Aaron D. Todd, Chief Executive Officer	$750,000
Michael D. Allen, President, Domestic Air Medical Services	$450,000
Trent J. Carman, Chief Financial Officer & Treasurer	$400,000
David M. Doerr, EVP, Business Development	$400,000
Crystal L. Gordon, General Counsel & Corporate Secretary	$325,000

Performance-Based Annual Bonus

The Executive Short Term Incentive Plan (the “STIP”) is an annual incentive program which is adopted pursuant to the Company’s Performance Pay Plan, a stockholder-approved incentive plan (the “Performance Incentive Plan”). This is our primary vehicle for regularly recognizing Company and individual performance. We believe that measuring and rewarding performance on an annual basis in a compensation program is appropriate because, like our primary peers and other public companies, we measure and report our business accomplishments annually. Further, the STIP drives achievement of key business results on an annual basis. Payments under the STIP are performance-based and not guaranteed, as further discussed below.

The 2013 STIP included, and the 2014 STIP also includes, a threshold performance target based on a minimum fully-diluted earnings per share metric (the “EPS Threshold Metric”). All amounts payable under the STIP are subject to satisfaction of the EPS Threshold Metric being satisfied. Assuming satisfaction of this threshold target, then specific payments under the STIP are calculated using the following formula for all named executive officers, subject to Committee approval and discretion to set the award:

Base Salary ($)	X	Target Annual Incentive Opportunity (% of Salary)	X	Financial Metrics (wtd. 70%)	+	Strategic & Operational Goals (wtd. 30%)	=	Annual Cash Incentive Compensation ($)

Long-Term Incentive Compensation

Long-term incentive compensation awards are designed to align the interests of our named executive officers with those of our stockholders. This portion of compensation consists of performance-based awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value, as well as time-vested awards that provide retention value which is also linked to stockholder value. The Committee believes that long-term compensation should represent the largest portion of an executive’s total compensation package and that the levels of payouts should reflect the Company’s performance levels. In establishing the target value of long-term incentive awards for each named executive officer, the Committee relies on compensation data provided by its independent compensation consultant, Denver Compensation & Benefits, LLC (“DCB”). The Committee also considers the named executive officer’s prior year individual and team performance, as well as the expected contribution in future years.

The executive compensation program historically has included two types of awards: restricted stock grants and potential cash payments under the 2011-2014 Bonus Plan (the “2011 EVA Plan”) and the 2012-2014 Bonus Plan (the “2012 EVA Plan” and together with the “2011 EVA Plan,” the “EVA Plans”). Each of the long-term incentive compensation components are described in greater detail below.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	19

Restricted Stock

In recent years, the Committee has utilized time-vested restricted stock as the primary form of equity granted to named executive officers. In connection with the Committee’s current benchmarking analysis of its long-term compensation program which it expects to be concluded in May 2014, the Committee is considering using other forms of equity awards, including stock options, SARs and performance shares, in its future awards to the named executive officers.

The EVA Plans

The other component of the Company’s long-term incentive compensation includes cash bonuses potentially payable under the 2011 EVA Plan and the 2012 EVA Plan, each established under the Performance Pay Plan which was approved by the Company’s stockholders on May 31, 2012. The 2011 EVA Plan and the 2012 EVA Plan were adopted on September 30, 2011 and September 25, 2012, respectively.

The EVA Plans are similar to the Economic Value Added Plan previously adopted by the Committee on February 5, 2009. The EVA Plans are designed to reward the participants for sustained, continuous improvement in operating profit in relation to the invested capital employed in the business. The Committee adopted the EVA Plans because of their belief that compared to common performance measures such as return on capital, growth in earnings per share and growth in cash flow, the EVA Plans have a strong correlation with the creation of value for stockholders over the long term, especially given the Company’s strategy over the last several years. All amounts payable under the EVA Plans are intended to be “qualified performance based compensation” that is exempt from the $1,000,000 deduction limitation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended.

2011 EVA Plan

Under the 2011 EVA Plan, certain members of senior management are eligible to receive cash compensation based upon the financial performance of the Company (measured in terms of “economic value added”) during the period commencing July 1, 2011 and ending June 30, 2014.

Under the 2011 EVA Plan, the economic value added shall be the difference of (a) the Closing Valuation minus (b) the Opening Valuation. The foregoing valuations are determined as follows:

  The “Opening Valuation” is calculated as follows: (a) EBITDAR (Earnings Before Interest, Taxes Depreciation, Amortization and Rent) for the twelve (12) month period ending on June 30, 2011 multiplied (b) by six (6),minus (c) any Debt (as defined in the EVA Plans) as of June 30, 2011, plus(d) any Cash (as defined in the EVA Plans) as of June 30, 2011.
  The “Closing Valuation” is calculated as follows: (a) EBITDAR (Earnings Before Interest, Taxes Depreciation, Amortization and Rent) for the twelve (12) month period ended on June 30, 2014 multiplied (b) by six (6), minus (c) any Debt as of June 30, 2014, plus (d) any Cash as of June 30, 2014.

The named executive officers participating in the 2011 EVA Plan are Aaron Todd, Michael Allen and Trent Carman. In the event the economic value added is a positive number, each of the foregoing named executive officers shall be entitled to receive a certain percentage (as set forth in Section 3 of the 2011 EVA Plan) of the increase in the economic value added. As of December 31, 2013, the Company had accrued $1,531,539 for potential amounts distributable under the 2011 EVA Plan. Any amounts payable under the 2011 EVA Plan will be paid in three equal annual installments on September 15, 2014, January 1, 2015 and January 1, 2016.

2012 EVA Plan

In connection with an earlier benchmarking study undertaken by DCB in 2012, the Committee adopted the 2012 EVA Plan, which supplemented (but does not alter or amend) the 2011 EVA Plan for the period beginning July 1, 2012 and ending June 30, 2014 (the “2012 EVA Performance Period”). The 2012 EVA Plan supplemented the 2011 EVA Plan as follows:

  Added new participants from senior management, including Ms. Gordon, for the 2012 EVA Performance Period;
  Adjusted the portion of the bonus pool to which each participant may be entitled during the 2012 EVA Performance Period;
  Modified the calculation of “economic value added” for such period by increasing the “Business Valuation Multiple” (as such term is defined in the 2012 EVA Plan) from 6 to 7;

Compensation Discussion and Analysis

  Provided an offset (as determined at the discretion of the Committee in order to preserve maximum flexibility) against amounts payable under the 2011 EVA Plan to achieve the desired economics without double paying participants for the same financial performance under both the 2011 EVA Plan and the 2012 EVA Plan; and
  Modified the termination “without cause” section to mirror the language set forth in the amended employment agreements executed by the named executive officers in September 2012.

Compensation Mix

To determine the appropriate level and mix of incentive compensation, the Committee considers a number of factors, including the information provided by the Committee’s independent compensation consultant (see “Role of Independent Compensation Consultant”, page 27).

There is not a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Our philosophy is to place the executive team in the shoes of the stockholders to the greatest extent possible. Therefore, a significant portion of potential compensation comes from payments and awards under our Performance Pay Plan (including our EVA Plans) as well as equity awards under the 2006 Plan. The Committee believes that executives should have the greatest opportunity for gain when the value of stockholders’ investment is increased.

The Committee intends that the named executive officers compensation be tied together with Company and individual performance through various forms of incentive compensation, rather than be built into base pay.

No amounts were payable under the 2013 STIP as the EPS Threshold Metric was not satisfied. Accordingly, in 2013, the amount of variable compensation as compared to guaranteed payments (base salary) was not representative of the compensation mix that the Committee strives to achieve each year. Although not satisfied in 2013, the Committee did include an EPS Threshold Metric in the 2014 STIP. In connection with the benchmarking analysis that the Committee has undertaken, the Committee does anticipate making other changes to the Company’s compensation programs in 2014.

Governance Features of the Executive Compensation Program

Below we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Stock Ownership Guidelines

In 2010, the Committee established stock ownership guidelines for members of senior management and directors (the “Original Ownership Guidelines”). The stock ownership guidelines have been established to better align the interests of our named executive officers and directors with the interests of our stockholders and to promote our commitment to sound corporate governance.

As a result of the Company’s growth in stock price and to ensure best corporate governance practices, in January 2013 the Committee evaluated the Original Ownership

Guidelines. In connection with such evaluation, the Committee revised the Original Ownership Guidelines as follows (the “Revised Ownership Guidelines”):

  Modified the ownership requirement for non-employee directors to three times the non-employee director annual retainer amount as of January 1, 2013. Under the Original Ownership Guidelines, the directors were required to hold 45,000 Qualifying Shares (as defined hereafter);
  Given the compensation benchmarking study undertaken by the Committee in early 2013, clarified that the base salary used to calculate compliance with the ownership guidelines is each named executive officer’s salary as of January 1, 2013;
  Modified the definition of Qualifying Shares to exclude unexercised options;
  Added a provision providing that named executive officers and directors are precluded from selling

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	21

shares (with limited exceptions) if they are not in compliance with the Revised Ownership Guidelines; and
  Added a provision stating that any Company shares pledged or used to support margin debt would not be counted towards meeting the ownership requirements.

As noted above, the ownership requirement for our non-employee directors is three (3) times the annual retainer amount as of January 1, 2013. Named executive officers must own a number of Qualifying Shares equal to a multiple of their base salary, ranging from 5 (CEO) to 1 (Regional Vice Presidents). As defined under the Revised Ownership Guidelines, “Qualifying Shares” includes the Company’s common stock (including vested and unvested restricted common stock, but excluding the stock described above).

Each named executive officer is required to achieve the target stock ownership within three (3) years after being designated as a Section 16 Officer, or in the case of a named executive officer designated as a Section 16 Officer at the time the Original Guidelines were adopted, by December 31, 2015, which is five (5) years from the date of adoption of such guidelines. Non-employee directors are required to achieve the target stock ownership within three (3) years of joining the Board of Directors, or in the case of non-employee directors serving at the time the guidelines were adopted, by December 31, 2013, which was three (3) years from the date of adoption of the Original Ownership Guidelines.

As of April 26, 2014, all named executive officers and non-employee directors subject to the Revised Ownership Guidelines have met or are on track to meet their ownership requirements.

Prohibition on Derivative Transactions

Our Insider Trading Policy prohibits, among many other actions, our named executive officers and directors from entering into derivative transactions such as puts, calls or hedges with our stock. Directors and officers are also encouraged to exercise caution in pledging the Company’s securities or using the Company’s securities to support margin debt. In an effort to discourage pledging of the Company’s stock, the Committee does not permit employees and non-employee directors subject to the stock ownership guidelines to count such pledged shares towards meeting the ownership requirements set forth in the stock ownership guidelines.

Responsible Equity Grant Practices

The Company’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “Fair Market Value” of the

Company’s common stock on such dates. In addition, all equity grants are awarded independent of the timing of our release of material, non-public information.

Clawback Policy

At this time, the Committee has not adopted a clawback policy for the executive management team. While in full support of such a policy, the Committee is waiting for the adoption of final rules by the Securities and Exchange Commission before adoption and implementation of a specific policy. The amended employment agreements entered into between the Company and each of the named executive officers, however, do contain a provision that makes each named executive officer’s compensation subject to any clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by applicable law.

In addition, as required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by the Company’s chief executive officer and the chief financial officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements.

Risk Mitigation

We believe our compensation programs are discretionary, balanced and focused on the long term. Under this structure, the highest amount of compensation that can be achieved is through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. In addition, a significant percentage of our management’s incentive compensation is based on the total performance of the Company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division or financial metric to the detriment of our Company as a whole. Finally, with limited exceptions, the Committee retains a large amount of discretion to adjust compensation downward for quality of performance and adherence to Company values.

Compensation Discussion and Analysis

How We Performed in 2013

2013 proved to be a challenging year for the Company, as it faced decreases in same-base transports (bases open longer than one year) (8.2% lower than 2012), a shift in the number of transports covered by insurance (34.5% to 33.1%) and decreases in the number of transport requests (4.8% lower for bases open greater than one year). In addition, weather cancellations in 2013 were 12% greater than in 2012. The foregoing challenges resulted in net income decreasing 33% to $62.3 million, or $1.54 per diluted share, in 2013, from $93.2 million, or $2.39 per diluted share, in 2012. Earnings before interest, depreciation and amortization, and income tax expenses (“EBITDA”) (a non-GAAP financial measure) decreased 21% to $202.2 million compared to $257.4 million in the prior year. In 2013, revenue increased by 4% to $881.6 million compared to $850.8 million in 2012.

While the Company’s operating performance fell below target in 2013, the Company’s 1-year annualized total shareholder return (“TSR”) was 57.84%, the fifth highest TSR ranking against the Company’s peer group (the “Compensation Peer Group”) (see page [_] for a list of the Company’s Compensation Peer Group). Further, as evidenced in the chart below, the Company’s 3-year annualized TSR (49.09%) and 5-year annualized TSR (63.48%) both ranked the Company as number 1 of 21 among our Compensation Peer Group.

TSR Relative to Market

Despite a challenging 2013, the Company has seen positive trends in the beginning of 2014. Same-base transports for January increased 317 transports, or 8%, while weather cancellations for these same bases decreased by 362 transports. Preliminary net revenue per patient transport during January 2014 increased to $11,235 compared with $10,168 during January 2013, an 11% increase. Community-based transports as of February 28, 2014 reflected a 4% increase, despite a 2% increase in weather cancellations. The 2014 results described above are preliminary and remain subject to final quarter-end closing and audit procedures and therefore are subject to change.

For further information about the Company’s 2013 performance, please see, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2013 Form 10-K filed with the Securities and Exchange Commission on March 3, 2014. This proxy statement includes financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are included to help facilitate comparisons of company operating performance across periods and with peer companies. A reconciliation determined in accordance with U.S. GAAP is shown in the exhibit to the press release issued by the Company on February 27, 2014. A copy of the press release and the reconciliation contained therein is available under the “Investors” section on our website www.airmethods.com.

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	23

How Our 2013 Performance Affected Our Pay

Annual Incentive - Executive Short Term Incentive Plan

In 2013, the Company achieved a number of strategic initiatives, including the expansion of our tourism division through the acquisition of Blue Hawaiian Helicopters. However, no amounts were paid under the 2013 STIP because the minimum EPS Threshold Metric was not satisfied. The 2013 STIP included an EPS Threshold Metric of $2.50, but the Company achieved fully-diluted earnings per share of $1.54 in 2013. As a result, the named executive officers were not eligible to receive any bonus amounts under the 2013 STIP for the Company’s 2013 performance.

Under the 2013 STIP, 70% of the annual incentive was tied to achievement of financial performance metrics while the remaining 30% was tied to achievement of key Company and individual performance objectives. The performance goals set forth in the 2013 STIP included specific annual corporate financial objectives consistent with the Company’s annual operating plan, as well as achievement of Company strategic and operational objectives.

Mr. Todd, the Company’s Chief Executive Officer, had an additional bonus measure that permitted him to earn up to an additional 25% of his base salary if he accomplished certain strategic objectives, including, among other things, taking steps necessary to prepare the Company for health care reform and the execution of certain human capital management projects.

Financial Measurements of the 2013 STIP

The table set forth below describes the respective weight of each 2013 financial metric, as well as the threshold, target and maximum for each such metric (which the 2013 STIP refers to as “Target”, “Budget”, and “Maximum”). The Company did not achieve the “Target” for any of the financial objectives.

Objective	Target	Budget	Maximum	Actual Results
EPS Objective (weighted 25%)	$2.87	$3.48	$3.97	$1.54
	$284,313,793	$318,711,000	$362,000,000
EBITDA Objective (weighted 30%)	(10.4% increase)	(23.8% increase)	(40.6% increase)	$202.2 million
EBITDA Margin Objective (weighted 15%)	31%	34%	36%	22.9%

Strategic and Operational Goals of the
2013 STIP

The Chief Executive Officer recommended, and the Committee, together with the full Board, approved the specific operational and strategic goals to be accomplished in 2013 (30% weight) for each named executive officer. In 2013, the operational and strategic goals were focused on, among other things, human capital management initiatives, reduction of variable interest rate debt, tax planning efficiencies and improvements to the Company’s information technology infrastructure.

The named executive officers achieved certain of these strategic and operational goals, but because the EPS Threshold Metric was not achieved, no bonus amounts were payable under the 2013 STIP.

2013 Long-Term Incentive
Compensation

The 2013 long-term incentive program included potential cash payments under the EVA Plans and shares of time-vested restricted stock.

Restricted Shares

In March 2013, the Committee granted restricted stock awards to all of the named executive officers (other than Mr. Doerr). Mr. Doerr received an equity award upon the commencement of his employment on October 21, 2013, which consisted of 15,000 shares of time-vested restricted stock (vesting over three years on each of October 21, 2016, October 21, 2017 and October 21, 2018) and an option award exercisable for 10,000 shares of the Company’s common stock.

In an effort to promote executive retention and encourage long-term strategic decision making, the Committee extended the vesting period so that the shares vest in annual equal installments over three years on each of January 1, 2016, January 1, 2017 and January 1, 2018. The following chart sets forth the number of time-vested, restricted shares granted to each named executive officer in March 2013:

Compensation Discussion and Analysis

Name	Shares of Restricted Stock (#)	Option Awards (#)
Aaron D. Todd, Chief Executive Officer	8,000	—
Michael D. Allen, President, Domestic Air Medical Services	6,000	—
Trent J. Carman, Chief Financial Officer & Treasurer	4,000	—
David M. Doerr, EVP, Business Development[1]	15,000	10,000
Crystal L. Gordon, General Counsel & Corporate Secretary	4,000	—

[1]	Mr. Doerr joined the Company on October 21, 2013. Upon joining the Company, Mr. Doerr was awarded 15,000 shares of restricted stock and a stock option exercisable for 10,000 shares of the Company’s common stock.

EVA Plans

As of December 31, 2013, the Company had (i) accrued $1,531,539 for potential amounts distributable under the 2011 EVA Plan; and (ii) not accrued any amounts under the 2012 EVA Plan. Any amounts payable under the EVA Plans will be paid in three equal annual installments on September 15, 2014, January 1, 2015 and January 1, 2016.

Summary of 2014 Compensation Activity

The Committee approved part of the 2014 compensation program for the named executive officers during the first quarter of 2014. To date, the Committee has only made decisions regarding 2014 base salary and the 2014 STIP. The Committee has not made any decisions regarding long-term incentive compensation, including equity grants, and expects to make such decisions upon completion of the benchmarking analysis currently underway. A brief description of each of the components of our 2014 compensation program is set forth below.

A brief description of each of these components is set forth below.

2014 Base Salary

Effective January 1, 2014, the Committee approved 2% increases in base salary for each of the named executive officers. The base salary for each of the named executive officers’ in 2014 is as follows:

Name	2014 Base Salary
Aaron D. Todd, Chief Executive Officer	$765,000
Michael D. Allen, President, Domestic Air Medical Services	$459,000
Trent J. Carman, Chief Financial Officer & Treasurer	$408,000
David M. Doerr, EVP, Business Development	$408,000
Crystal L. Gordon, General Counsel & Corporate Secretary	$331,500

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	25

2014 Annual Cash Incentive Compensation

The Committee determined that the design of the 2013 STIP was appropriate and elected to use a similar design for the 2014 STIP. The 2014 STIP also includes an EPS Performance Metric that is required to be satisfied before any amounts are payable under the plan. Other than the following modifications, the metrics used in the 2014 STIP are the same as those used in the 2013 STIP:

  Eliminated EBITDA margin as one of the financial performance measures. EBITDA margin was replaced with a return on equity performance measure.
  Previously, all three of the performance metrics were based on earnings (EBITDA, EBITDA Margin, and EPS). While earnings is a very important indicator of Company performance, this limited diversity among the financial metrics created a lack of incentive to cause the Company to outperform in other crucial financial areas. As a result, EBITDA margin was replaced with return on equity to provide more diversity among the financial performance metrics. The weights of the respective financial performance measures, together with the target, budget and maximum established by the Committee are described in greater detail below under the Section entitled “2014 Financial Performance Measures.”
  Eliminated the “super max” bonus potential for Mr. Todd, which enabled him to earn an additional bonus amount (25% of his base salary) if he achieved certain strategic objectives.
  Increased the maximum amount payable under the 2014 STIP for each of the named executive officers to 220% of their respective base salaries, to be more competitive with the Company’s Compensation Peers’ practices.

2014 Financial Performance Measures

The 2014 financial performance metrics focus executives on maximizing operating income and are good indicators of how effectively the Company’s annual business objectives and strategies are being executed.

The Committee believes that EBITDA is a key metric for measuring the health and growth of the Company. Further, the Committee believes there is a direct correlation between the growth in EBITDA and an increase in stockholder value. Given the importance of the metric in assessing the strength of the Company, the Committee believes that each of the incentive compensation programs for the named executive officers should incorporate an EBITDA-based metric. The Committee also believes that utilizing an EBITDA-based metric for both the annual incentive and the long-term incentive for the named executive officers is in the best interests of stockholders when combined with the other metrics used here, which include EPS for the annual incentive, and the inclusion of debt and EBITDA growth for the long-term incentive (EVA Plans).

The following table sets forth the respective weight of each 2014 financial performance metric, as well as the rationale for each of the metrics:

Metric	Rationale for Metric	% of Bonus Potential
Earnings Per Share	Measures delivery of stockholder value at the corporate level	17.5%
EBITDA	Motivates growth, gross margin performance and expense management; direct correlation of earnings performance with share valuation	35%
Return on Equity	It is determined by dividing net income for the past 12 months by common stockholder equity (adjusted for stock splits). It is an indicator of profitability, and the result is shown as a percentage. Investors use ROE as a measure of how a company is using its money.	17.5%
TOTAL:		70%

2014 Strategic and Operational Goals

Similar to the 2013 STIP, the Chief Executive Officer recommended, and the Committee, together with the full Board, approved the specific operational and strategic goals to be accomplished in 2014 (30% weight) for each named executive officer. In 2014, the operational and strategic goals are focused on, among other things, succession planning and talent development, enhancing operational processes and reporting mechanisms and execution of certain growth initiatives.

Role of the Committee and Management in
Executive Compensation

The Committee oversees the design and administration of the Company’s compensation program and evaluates the program against competitive practices, legal and regulatory developments and general corporate governance trends. In February of each year, the Committee reviews the performance and total compensation of the named executive officers. In addition, the Committee reviews and establishes each

Compensation Discussion and Analysis

named executive officer’s total compensation target, which includes base salary, annual bonus opportunities and long-term incentive awards for the current year.

The following table depicts the roles of management, the Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our named executive officers.

Action	For the Chief Executive Officer (“CEO”)	For Other Named Executive Officers
Design compensation program	Board of Directors (other than the CEO) and the Compensation Committee	Board of Directors and Compensation Committee
Establish target and maximum Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO and Compensation Committee
Performance appraisal	Board of Directors (other than the CEO)	CEO
Recommend base salary adjustments	Board of Directors (other than the CEO) and the Compensation Committee	CEO
Approve base salary adjustments	Board of Directors (other than the CEO)	Compensation Committee
Recommend Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO
Approve Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	Compensation Committee

As noted above, the Committee makes all base, bonus and equity compensation decisions regarding named executive officers, with the exception of Mr. Todd, whose compensation is approved by the entire Board of Directors (other than Mr. Todd). In making such determinations, the Committee relies on the recommendations provided by Mr. Todd with respect to all of the other named executive officers, as well as information provided by management with respect to financial projections for the Company and divisional performance goals.

Management does interact with the Committee’s independent compensation consultant as necessary and prepares materials for each Committee meeting to assist the Committee in its consideration of executive compensation programs and policies and its administration of the compensation program.

Role of Independent Compensation
Consultant

Our Committee charter authorizes the Committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities. The Committee has engaged DCB as its independent compensation consultant. The Committee considers analysis and advice from DCB when making compensation decisions and when making decisions on plan design. Specifically, the Committee relies on DCB for, among other things:

  Reviewing total compensation strategy and pay levels for executives.
  Performing competitive analyses of non-employee director compensation.
  Examining the executive compensation programs to ensure they support the business strategy.

The Committee may request information or advice directly from DCB and may direct the Company to provide or solicit information from DCB. The principal consultant for DCB regularly interacts with representatives of the Company. The principal consultant for DCB attended two of the five Committee meetings during our 2013 fiscal year. DCB was paid $58,234 for services rendered during 2013. During 2013, DCB did not provide any services to the Company unrelated to executive compensation, did not have any business or personal relationships with the Committee members, and maintained policies and procedures designed to avoid conflicts of interest.

Role of Comparative Compensation Data

The Committee utilizes the Compensation Peer Group to help set executive compensation based upon compensation levels for similarly situated executives within the Compensation Peer Group. To conduct these comparisons, DCB at least annually provides a compensation comparison based on information that is derived from comparable businesses (based primarily on revenue and market capitalization). This data is used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for executive officers.

The Compensation Peer Group utilized as part of the DCB reports consist of health care, aviation, transportation, and logistics companies. The Committee, upon the recommendation of DCB, chose this group because they are reflective of the market in which we operate for executive talent and because of each of the respective company’s relative leadership position in their sector, relative size as measured by revenues, market valuation and performance. The Committee periodically reviews the Compensation Peer Group, based on the Company’s size,

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	27

financial results, as well as other pertinent attributes, and updates the Compensation Peer Group as appropriate in order to accurately reflect the Company’s position within the market.

The Compensation Peer Group is comprised of the following companies:

Ticker	Company Name	Ticker	Company Name
ATSG	Air Transport Services Group Inc.	KNX	Knight Transportation
AMSG	AmSurg Corp	LHCG	LHC Group, Inc.
AAWW	Atlas Air Worldwide Holdings, Inc.	LPNT	LifePoint Hospitals, Inc.
BRLI	Bio-Reference Laboratories	MD	Mednax Inc.
BRS	Bristow Group Inc.	PHII	Phi, Inc.
GMT	GATX Corp.	RRTS	Roadrunner Transportation Systems
HGR	Hanger, Inc.	SEM	Select Medical Holdings Corporation
HLS	HealthSouth Corp.	TMH	Team Health Holdings LLC
HWAY	Healthways	UTIW	UTi Worldwide Inc.
HEI	HEICO Corporation	VVI	Viad Corp
HUBG	Hub Group, Inc.

The only change from the prior year Compensation Peer Group was to remove Metropolitan Health Networks, Inc. and substitute it with Air Transport Services Group Inc. Metropolitan Health Networks was acquired by Humana Inc., and was no longer an appropriate peer company.

Specific Forms of Compensation and the
Role of Discretion

In the past, the Committee has retained the authority to review named executive officer base compensation and to make increases in base compensation based on changed responsibilities, cost of living, and market norms. Also, the Committee has the authority to recommend equity grants, which may be based on executive performance and market norms. The Committee intends to retain the discretion to make decisions about named executive officer base compensation, levels of stock option grants, and levels of restricted stock/restricted stock unit grants, including the use of predetermined performance goals.

In addition, the Committee has discretion in setting the performance targets and bonus potential in adopting annual bonus programs and long-term cash incentive programs. Once performance periods are complete, generally the plans pursuant to which such long-term cash incentives are awarded provide the Committee with the ability to apply negative discretion in making the final awards. In addition, the adoption of the umbrella plan in connection with the 2014 STIP provides the Committee additional discretion in making final awards once certain threshold performance is achieved, up to the maximums set forth in the 2014 STIP. Pursuant to the 2014 STIP, if less than the maximum amounts are awarded, the Committee shall be deemed to have exercised its negative discretion in establishing the award. For 2014 and future periods, the Committee has not determined whether it would exercise discretion to increase or reduce the size of an award or payout, whether performance goals are satisfied or not. However, the Committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

The Committee may make future grants of options, restricted stock/restricted stock units, or other equity compensation, subject to objective performance goals. At this time, it has not determined whether it would exercise discretion to reduce the size of an award or payout even if performance goals are met. However, the Committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

Previously Earned Compensation

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently. The Committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility for tax purposes of compensation over $1 million in any taxable year paid by a company to certain named executive officers. The policy of the Committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The Committee attempts to generally structure most compensation approaches to preserve deductibility. The Committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the Committee believes stockholder interests are best served by retaining

Compensation Discussion and Analysis

flexibility. In such cases, the Committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

As discussed above, performance bonuses are generally paid under the Performance Pay Plan and thus are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Accordingly, such amounts are intended to be deductible by the Company even if they are in excess of the $1 million statutory limit. Certain of our annual equity awards to our executives are not performance-based.

Consequently, a portion of that compensation may not be deductible in future years if such executive’s aggregate compensation is in excess of statutory limits.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

In addition to the foregoing, we monitor the treatment of options under FASB ASC Topic 718 in determining the form and size of option grants.

Compensation and Stock Option Committee Report

The compensation and stock option committee of the Board of Directors (the “Committee”) has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

By the Compensation and Stock Option Committee

Lowell D. Miller, Ph.D., Chairman
Ralph J. Bernstein
Mark D. Carleton
Jeffrey A. Dorsey

Equity Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned by the Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated named executive officers for the fiscal years ended December 31, 2013, 2012, and 2011:

						Non-Equity
				Option	Stock	Incentive Plan	All Other
		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
Aaron D. Todd,	2013	749,577	—	—	388,400	—	42,717	(4)	1,180,694
Chief Executive Officer	2012	521,655	720,000	—	264,000	—	91,087	(5)	1,596,742
	2011	422,200	367,384	—	159,480	—	25,634	(6)	974,698
Michael D. Allen,	2013	446,008	—		291,300	—	32,282	(7)	769,590
President, Domestic Air Services	2012	348,005	354,600	—	—	—	13,971	(8)	716,576
	2011	257,400	75,000	—	106,320	—	16,050	(9)	454,770
Trent J. Carman,	2013	401,639	—	—	194,200	—	34,482	(10)	630,321
Chief Financial Officer and Treasurer	2012	314,569	330,000	—	176,000	—	103,568	(11)	924,137
	2011	265,845	100,000	—	106,320	—	18,931	(12)	491,096
David M. Doerr,	2013	61,538	—	130,679	664,650	—	—		856,867
EVP, Business Development(15)	2012	—	—	—	—	—	—		—
	2011	—	—	—	—	—	—		—
Crystal L. Gordon,	2013	326,919	—	—	194,200	—	15,878	(13)	536,997
General Counsel and Corporate Secretary	2012	205,000	240,000	—	448,770	—	2,423	(14)	896,193
	2011	160,000	50,000	—	138,660	—	—		348,660

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	29

(1)	Bonuses earned in 2011 and paid in 2012 are included in the 2011 compensation. Bonuses earned in 2012 and paid in 2013 are included in 2012 compensation. No bonuses were earned in 2013.
(2)	On October 21, 2013, Mr. Doerr was awarded a stock option exercisable for 10,000 shares of the Company’s common stock. Such award was granted in connection with the commencement of Mr. Doerr’s employment with the Company. The value of which is reported as a dollar figure as required. That amount was calculated in accordance with the requirements of FASB ASC Topic 718, as explained below. The options granted to Mr. Doerr vest on October 21, 2014. The options will expire five years from date of grant. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718. Assumptions used in the calculation of expense for 2013 awards are included in Note 9 to the consolidated financial statements in our 2013 Annual Report on Form 10-K, which was filed with the SEC on March 3, 2014.
(3)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(4)	Consists of a $12,880 match to the 401(k) plan, an executive insurance premium of $444 and a disability income protection premium of $29,393.
(5)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $8,207. Such amount also includes a one-time special bonus in the amount of $70,000, which was approved by the compensation and stock option committee in connection with the Company’s issuance of a special dividend of $7.00 per share. The one-time special bonus was approved for certain employees and directors holding vested and unexercised compensatory stock options granted under the Second Amended and Restated 2006 Equity Plan.
(6)	Consists of a $17,427 match to the 401(k) plan and a disability income protection premium of $8,207.
(7)	Consists of a 12,880 match to the 401(k) plan, an executive life insurance premium of $280 and a disability income protection premium of $19,122.
(8)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $1,091.
(9)	Consists of a $14,959 match to the 401(k) plan and a disability income protection premium of $1,091.
(10)	Consists of a 12,880 match to the 401(k) plan, an executive life insurance premium of $312 and a disability income protection premium of $21,290.
(11)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $3,188. Such amount also includes a one-time special bonus in the amount of $87,500, which was approved by the compensation and stock option committee in connection with the Company’s issuance of a special dividend of $7.00 per share. The one-time special bonus was approved for certain employees and directors holding vested and unexercised compensatory stock options granted under the Second Amended and Restated 2006 Equity Plan.
(12)	Consists of a $15,743 match to the 401(k) plan and a disability income protection premium of $3,188.
(13)	Consists of a $12,327 match to the 401(k) plan, an executive life insurance premium of $65 and a disability income protection premium of $3,486.
(14)	Consists of a $2,423 match to the 401(k) plan.
(15)	Mr. Doerr joined the Company on October 21, 2013.

Grants of Plan-Based Awards

During fiscal 2013, the named executive officers other than Mr. Doerr received only time-based restricted stock awards under the 2006 Plan. As noted above, Mr. Doerr also received an option award that is reflected below. The following table provides additional information about the equity awards granted to our named executive officers during fiscal 2013:

Name	Grant Date	All Other Stock Awards: Number of Shares Underlying Stock (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Aaron D. Todd,
Chief Executive Officer	03/06/2013	8,000	—	$388,400
Michael D. Allen,
President, Domestic Air Medical Services	03/06/2013	6,000	—	$291,300
Trent J. Carman,
Chief Financial Officer and Treasurer	03/06/2013	4,000	—	$194,200
David Doerr,
EVP, Business Development	10/21/2013	15,000	10,000	$795,329
Crystal L. Gordon,
General Counsel and Corporate Secretary	03/06/2013	4,000	—	$194,200

(1)	Restricted stock is valued at the closing price of the common stock on the date of grant. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718. Assumptions used in the calculation of expense for the 2013 option award for Mr. Doerr are included in Note 9 to the consolidated financial statements in our 2013 Annual Report on Form 10-K, which was filed with the SEC on March 3, 2014.

Compensation and Stock Option Committee Report

2013 Option Exercises and Stock Vested

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during fiscal year 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)(#)	Value Realized on Exercise(2)($)	Number of Shares Acquired on Vesting(3)(#)	Value Realized on Vesting(4)($)
Aaron D. Todd,
Chief Executive Officer	22,500	883,125	6,000	224,100
Michael D. Allen,
President, Domestic Air Medical Services	7,500	237,825	1,998	74,625
Trent J. Carman,
Chief Financial Officer and Treasurer	22,500	958,275	3,999	149,363
David Doerr(5),
EVP, Business Development	—	—	—	—
Crystal L. Gordon,
General Counsel and Corporate Secretary	—	—	3,498	148,592

(1)	Represents aggregate number of shares acquired upon exercise in fiscal year 2013.
(2)	Represents aggregate net gain on shares acquired by options exercised in fiscal year 2013. Value is based upon the closing price of our common stock on the date of share acquisition less the exercise price of the options.
(3)	Represents the aggregate number of shares acquired upon vesting of restricted stock in 2013.
(4)	Represents the aggregate value of shares acquired by the vesting of restricted stock in 2013 and is the product of the number of vested shares and the market value of the underlying shares on the vesting date. The vesting date for all Officers is January 1, 2013 with the exception of Ms. Gordon, who vested additional shares on April 4, 2013.
(5)	Mr. Doerr commenced employment with the Company on October 21, 2013. Mr. Doerr did not have any equity grants scheduled to vest in 2013.

Outstanding Equity Awards at December 31, 2013

The following table provides certain summary information concerning unexercised options and shares of restricted stock that have not vested as of December 31, 2013:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Aaron D. Todd,
Chief Executive Officer	22,500	—	$9.31	2/11/15	17,000	990,420
Michael D. Allen,
President, Domestic Air Medical Services	—	—	—	—	8,001	466,138
Trent J. Carman,
Chief Financial Officer and Treasurer	22,500	—	$9.21	2/11/15	10,000	582,600
David Doerr,
EVP, Business Development		10,000	$13.07	10/21/18	15,000	856,868
Crystal L. Gordon,
General Counsel and Secretary	—	—	—	—	18,001	1,048,738

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	31

Employment Agreements

On September 24, 2012, the Company entered into Amended and Restated Employment Agreements (the “Amended Employment Agreements”) with each of Michael D. Allen, President of Domestic Air Medical Services, Trent J. Carman, Chief Financial Officer, Crystal L. Gordon, Senior Vice President, General Counsel and Secretary, and Aaron D. Todd, Chief Executive Officer. The Amended Employment Agreements superseded and replaced the employment agreements between the named executive officers (other than Mr. Doerr) and the Company that were entered into on the following dates: January 4, 2006 (Mr. Allen), April 28, 2003 (Mr. Carman), April 4, 2011 (Ms. Gordon), and July 1, 2003 (Mr. Todd) (collectively, the “Original Employment Agreements”). The Company entered into an Employment Agreement with Mr. Doerr on October 21, 2013 and for purposes of the description herein, Mr. Doerr’s Employment Agreement shall be deemed an “Amended Employment Agreement”.

The Amended Employment Agreement with Mr. Todd is for an initial term of three years, subject to successive one-year extensions. Mr. Todd’s Amended Employment Agreement may be terminated by either party upon 90 days’ written notice, or immediately by us for cause. In the event we terminate Mr. Todd’s Amended Employment Agreement without cause or Mr. Todd terminates the Amended Employment Agreement for good reason, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to one and a half times the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to his highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs. Additionally, if termination occurs prior to July 1, 2014, Mr. Todd is entitled to an amount equal to his pro rata portion of the bonus amount that would otherwise have been payable to him under the 2012 EVA Plan had Mr. Todd’s employment not been terminated prior to full payment thereof. During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to three times the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to his highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs.

Each Amended Employment Agreement with the named executive officers (other than Mr. Todd) is for an initial term of two years starting on the effective date and is subject to successive one-year extensions. Each agreement may be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause. In the event we terminate an agreement without cause or the executive terminates the agreement for good reason, the executive is entitled to severance payments for 12 months following termination at an annual rate equal to the sum of his/her highest annual base salary as in effect immediately prior to the date of termination plus an amount equal to his/her highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs. Additionally, if termination occurs prior to July 1, 2014, the executive is entitled to an amount equal to his/her pro rata portion of the bonus amount that would otherwise have been payable to him/her under the EVA Plans had executive’s employment not been terminated prior to full payment thereof. During the term of employment and for 12 months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States. Given that Mr. Doerr has not participated in any of the EVA Plans, his Employment Agreement does not contain the foregoing provision.

In the event of termination resulting from a change in control of the Company, each named executive officer (other than Mr. Todd) is entitled to severance payments for 24 months following termination at an annual rate equal to two times the sum of his/her annual base salary as in effect immediately prior to the date of termination plus an amount equal to his/her highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs.

The Original Employment Agreements provided for a tax equalization payment or gross-up payment to the executive, which would place the executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986, as amended, did not apply. Such provision is typically referred to as a “280G Gross-Up.” Each of the Amended

Employment Agreements

Employment Agreements has been revised to eliminate the 280G Gross-Up Provision. Additionally, a provision was added to the Amended Employment Agreements stating that each executive’s compensation is subject to the clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by applicable law.

In addition to the severance payments described above, the executive is entitled to continue to receive, at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he/she is entitled to health insurance coverage. As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company. During the term of employment and for five years following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

2013 Potential Payments Upon Termination or Change in Control

The following table summarizes potential payments that would be made to the named executive officers upon termination or a change in control of the

Company, assuming the triggering event took place on December 31, 2013, and the stock price was the closing market price as of that date.

		Term w/o Cause (not a Change of Control)	Term w/o Cause or for Good Reason (Change of Control)	Death	Disability	CiC
Aaron Todd
	Severance	$2,445,405	$4,385,943
	Death			$485,520
	Disability				$485,520
	Accelerated
	Vesting					$990,420
	Tax Gross Up					N/A
Michael Allen
	Severance	$915,621	$1,580,421
	Death			$237,923
	Disability				$237,923
	Accelerated
	Vesting					$466,080
	Tax Gross Up					N/A
Trent Carman
	Severance	$851,356	$1,466,356
	Death			$223,458
	Disability				$223,458
	Accelerated
	Vesting					$582,600
	Tax Gross Up					N/A
David Doerr
	Severance	$416,452	$626,390
	Death			$3,554
	Disability				$3,554
	Accelerated
	Vesting					$1,013,400
	Tax Gross Up					N/A
Crystal Gordon
	Severance	$504,332	$974,332
	Death			$21,434
	Disability				$21,434
	Accelerated
	Vesting					$1,048,680
	Tax Gross Up					N/A

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Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	33

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 Plan and the EVA Plans also contain change-in-control provisions. Under the 2006 Plan, outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, a merger or reorganization in which the Company is not the surviving corporation. Under the EVA Plans, any amounts due will be immediately payable upon a Change in Control (as such term is defined in the EVA Plans).

Equity Compensation Plan

The following equity compensation plan has been previously approved by our stockholders:

  2006 Plan – provides for the granting of incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof to employees, directors, and consultants.

Information regarding the securities under the 2006 Plan was as follows as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	264,187		$19.90	3,478,678
Equity compensation plans not approved by stockholders	—		N/A	—
Total	264,187	(1)	$19.90	3,478,678

(1)	Represents options outstanding under the 2006 Plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as April 24, 2014, the beneficial ownership of our outstanding common stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of the common stock, (ii) by each of our directors and named executive officers, and (iii) by all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such persons with the SEC and other information provided by such persons to us. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned. On April 24, 2014, there were 39,150,441 shares of our common stock outstanding.

Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Officers and Directors
	Michael D. Allen	53,997	(2)	*
	George W. Belsey	129,188	(3)	*
	Ralph J. Bernstein	2,908,225	(4)	7.42%
	Mark D. Carleton	49,890	(5)	*
	Trent J. Carman	98,903	(6)	*
	John J. Connolly, Ed.D.	15,150	(7)	*
	Jeffrey A. Dorsey	15,150	(8)	*
	Crystal L. Gordon	16,604	(9)	*
	David M. Doerr	15,000	(10)	*
	C. David Kikumoto	130,090	(11)	*
	MG Carl H. McNair, Jr. USA (Ret.)	179,402	(12)	*
	Lowell D. Miller, Ph.D.	75,890	(13)	*
	Morad Tahbaz	122,139	(14)	*
	Aaron D. Todd	90,371	(15)	*
	All Directors and Executive Officers as a group	3,947,181	(16)	10.01%
5% Beneficial Owners
	The Vanguard Group - 23 - 1945930
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355	2,278,488	(17)	5.82%
	Jennison Associates LLC
	466 Lexington Avenue
	New York, New York 10017	1,899,963	(18)	4.85%
	Prudential Financial, Inc.
	751 Broad Street
	Newark, New Jersey 07102	1,980,207	(19)	5.06%
	BlackRock, Inc.
	40 East 52nd Street
	New York, New York 10022	3,245,233	(20)	8.29%
	T. Rowe Price Associates, Inc.
	100 E. Pratt Street
	Baltimore, Maryland 21202	3,830,451	(21)	9.78%
	FMR LLC
	245 Summer Street
	Boston Massachusetts 02210	4,070,583	(22)	10.40%

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 24, 2014 are treated as outstanding only for determination of the number and percent owned by such person.
(2)	Includes (i) 22,998 shares of common stock beneficially owned by Mr. Allen in his 401(k) plan and (ii) 6,000 shares of restricted stock subject to future vesting requirements.
(3)	Includes (i) options to purchase 37,840 shares of common stock exercisable within 60 days of April 24, 2014, and (ii) 2,000 shares of restricted stock subject to future vesting requirements. Stock is directly owned by George and Phyllis Belsey. Mr. Belsey holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.
(4)	Includes (i) options to purchase 60,340 shares of commons stock exercisable within 60 days of April 24, 2014, (ii) 2,000 shares of restricted stock subject to future vesting requirements, (iii) 46,500 shares directly owned by Yasmeen Bernstein, Mr. Bernstein’s spouse, (iv) 135,000 shares held in the Ralph J. Bernstein Family 2012 Delaware Trust and (v) 135,000 shares held in the Yasmeen Bernstein Family 2012 Delaware Trust. Mr. Bernstein holds shares in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account.
(5)	Includes (i) options to purchase 37,840 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(6)	Includes (i) options to purchase 22,500 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 5,998 shares of restricted stock subject to future vesting requirements.
(7)	Includes (i) options to purchase 10,900 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(8)	Includes (i) options to purchase 10,900 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(9)	Includes 13,000 shares of restricted stock subject to future vesting requirements.
(10)	Includes (i) options to purchase 10,000 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 15,000 shares of restricted stock subject to future vesting requirements.
(11)	Includes (i) options to purchase 60,340 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(12)	Includes (i) options to purchase 37,840 shares of common stock exercisable within 60 days of April 24, 2014 (ii) 2,000 shares of restricted stock subject to future vesting requirements, and (iii) 141,562 shares jointly owned with Jo Ann McNair, Mr. McNair’s spouse.
(13)	Includes (i) options to purchase 10,000 shares of common stock exercisable within 60 days of April 24, 2014 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(14)	Includes (i) options to purchase 60,340 shares of common stock exercisable within 60 days of April 24, 2014 and (iii) 2,000 shares of restricted stock subject to future vesting requirements. Mr. Tahbaz holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.

Continues on next page▶

Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	35

(15)	Includes (i) 5,457 shares of common stock beneficially owned by Mr. Todd in his 401(k) plan and (iii) 8,000 shares of restricted stock subject to future vesting requirements.
(16)	Includes (i) options to purchase a total of 373,840 shares of common stock exercisable within 60 days of April 24, 2014, and (ii) 80,498 shares of restricted stock subject to future vesting requirements.
(17)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by The Vanguard Group 23 - 1945930 (“Vanguard”) on February 10, 2014. Vanguard has sole voting power over 52,495 shares, shared voting power over 0 shares, shared dispositive power over 49,995 shares, and sole dispositive power over 2,228,493 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 49,995 shares or .12% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,500 shares or .00% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
(18)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 6, 2014. At the time of filing, the reporting person reported being an investment adviser to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”) with sole voting power over 1,899,963 shares, shared voting power over 0 shares, sole dispositive power over 0 shares, and shared dispositive power over 1,899,963 shares. As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s 13G/A may be included in the shares reported on the 13G by Prudential.
(19)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by Prudential Financial, Inc. (“Prudential”) on January 29, 2014. Prudential has sole voting power over 140,191 shares, shared voting power over 1,840,016 shares, sole dispositive power over 140,191 shares and shared dispositive power over 1,840,016 shares. Through its parent/subsidiary relationship, Prudential may be deemed the beneficial owner of securities beneficially owned by the entities listed below and may have direct or indirect voting and/or investment discretion over 1,980,207 shares. The Schedule 13G/A was filed by Prudential on behalf of itself and as parent holding company and as the direct or indirect parent of the following Registered Investment Advisers and Broker Dealers: The Prudential Insurance Company of America (IC, IA), Prudential Investment Management, Inc. (IA), Jennison Associates LLC (IA), and Qualitative Management Associates LLC (IA).
(20)	This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 28, 2014. The Schedule 13G/A was filed by BlackRock, Inc. (“BlackRock”), a parent holding company, on its own behalf, which has sole voting power over 3,131,820 shares, shared voting power over 0 shares, sole dispositive power over 3,245,233 shares, and shared dispositive power over 0 shares. Subsidiaries of the parent holding company, listed below, are identified as having acquired the common stock of the Company. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company. The parent holding company subsidiaries are: BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC. BlackRock Fund Advisor beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G/A.
(21)	This disclosure is based on the Schedule 13G filed with the SEC on February 2, 2014. The Schedule 13G was filed by T. Rowe Price Associates, Inc. (“Price Associates”), an investment advisory, which has sole voting power over 627,951 shares, shared voting power over 0 shares, sole dispositive power over 3,830,451 shares, and shared dispositive power over 0 shares.
(22)	This disclosure is based on an amendment to Schedule 13G filed with the SEC on March 10, 2014. The Schedule 13G/A was filed by FMR LLC (“FMR”), an investment advisory, which has sole voting power over 2,204,933 shares, shared voting power over 0 shares, sole dispositive power over 4,070,583 shares, and shared dispositive power over 0 shares.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The firm of KPMG LLP served as our independent registered public accounting firm for the 2013 fiscal year ended December 31, 2013. The audit committee has appointed KPMG LLP to serve for the current fiscal year ending December 31, 2014. Our Board is requesting ratification by our stockholders of KPMG LLP’s appointment. Representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other independent registered public accounting firms for the next fiscal year. However, because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, KPMG LLP’s appointment for the 2014 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

KPMG LLP, the Company’s independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2013 and 2012. The aggregate fees incurred by us for audit, audit-related, tax and other services provided by KPMG LLP during the years ended December 31, 2013 and 2012 and, were approximately as follows:

	2013	2012
Audit fees	$803,000	841,000
Audit-related fees	$25,000	5,500
Tax fees	—	—
All other fees	$—	97,251
Total	$828,000	943,751

Audit fees include fees for the audit of the annual consolidated financial statements (including the additional audit work performed in conjunction with the acquisition of Sundance Helicopters, Inc. and the aircraft from two of its affiliates), review of unaudited consolidated financial statements included in quarterly reports on Form 10-Q, the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012, review of SEC filings, consents, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of financial statements. These services include the review of registration statements and other services not directly impacting the audit of the annual financial statements and related services.

Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns. KPMG LLP performed no such services during 2013 or 2012.

All other fees include fees for services not considered audit or tax services. In 2012, the health care affairs committee, a subcommittee of the finance and strategic planning committee of the Board, engaged KPMG LLP’s Healthcare Advisory practice to provide certain advisory services. None of the services performed by KPMG LLP’s Healthcare Advisory practice interfered with the independence of KPMG LLP and the services they performed for the Company as its independent registered public accounting firm.

Pre-Approval Policies and Procedures

All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended December 31, 2013 were pre-approved by the audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the audit committee prior to engagement. In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the audit committee at the meeting of the audit committee following the decision. The audit committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Continues on next page▶

Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	37

Vote Required

The affirmative vote of a majority of the votes cast on Proposal No. 2 at the Annual Meeting is required for approval of this proposal.

Recommendation of the Board of Directors

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit Committee Report

The members of the audit committee have been appointed by the Board. The audit committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.airmethods.com under the “Investors” tab. The contents of our website are not incorporated by reference into this document for any purpose.

The audit committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the audit committee is to monitor these processes.

In this context, the audit committee or the Chairman met and held discussions with management and the independent auditors, KPMG LLP. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

As further detailed in its charter, the role of the audit committee is to assist the Board in fulfilling its oversight responsibilities regarding the following:

  the integrity of the Company’s financial statements, including matters relating to its internal controls;
  the qualification and independence of the Company’s independent auditors;
  the performance of the independent auditors; and
  compliance with legal and regulatory requirements.

In the performance of established oversight functions, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee’s charter, the audit committee recommended to the Board and the Board approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC. Also, in 2013, the audit committee recommended, and the Board approved, the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014.

By the Audit Committee:

MG Carl H. McNair, Jr. (Chair)
Mark D. Carleton
John J. Connolly, Ed. D.

Proposal No. 3 Advisory Vote on Executive Compensation

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, as well as the 2013 Summary Compensation Table and related compensation tables and narrative, appearing on pages 29 through 34, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the compensation and stock option committee will review and consider the voting results when evaluating our executive compensation program.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Board Recommendation

The Board recommends a vote “FOR” approval of the advisory resolution on executive compensation.

Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	39

Incorporation by Reference

The information contained in the Compensation and Stock Option Committee Report and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the

Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Stockholder Proposals

Proposals for Inclusion in the 2015 Proxy Statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 29, 2014. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Proposal to be Addressed at 2015 Meeting (but not included in proxy statement). In order for you to properly bring a proposal (not including director nomination) before next year’s annual meeting, our corporate secretary must receive a written notice of the proposal not less than sixty days nor more than ninety days prior to next year’s annual meeting; provided however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In addition, all notice must contain the additional information required by our Bylaws. In order for you to properly nominate one or more persons for election as a director at next year’s annual meeting, our corporate secretary must receive a written notice of the nomination no later than February 28, 2015, and it must contain the additional information required by our Bylaws.

Additional Information

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed at the beginning of May each year, by notifying us in writing at: Air Methods Corporation, Attn: Secretary, 7211 South Peoria Street, Englewood, Colorado 80112, or by contacting us at (303) 792-7400. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 792-7400, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Additional Information

Proxy Solicitation Costs. The accompanying proxy is being solicited on behalf of the Board of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Forward-Looking Statements. This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include statements regarding additional matters to be presented at the 2014 Annual Meeting; timing and anticipated response to the Compensation Committee’s benchmarking analysis; preliminary 2014 financial and operational results; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31,

2013. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies respective to any such business in accordance with their best judgment.

By Order of the Board of Directors,

Crystal L. Gordon
General Counsel and Corporate Secretary

Englewood, Colorado
April 30, 2014

Air Methods Corporation Notice of the Annual 2014 Meeting & Proxy Statement	41

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 29, 2014

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2013 Annual Report
are available at www.airmethods.com under the "Investors" tab

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

20430300000000000000 2	052914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms;

NOMINEES:
☐	FOR ALL NOMINEES	¡ John J. Connolly, Ed.D. ¡ Jeffrey A. Dorsey ¡ Morad Tahbaz ¡ Aaron D. Todd

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
		FOR	AGAINST	ABSTAIN
2.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

3.	Approval, on an advisory basis, of our named executive compensation.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 29, 2014
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2013 Annual Report are available at www.airmethods.com under the "Investors" tab
ê Please detach along perforated line and mail in the envelope provided you are not voting via telephone or the Internet. ê

20430300000000000000 2	052914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms;

NOMINEES:
☐	FOR ALL NOMINEES	¡ John J. Connolly, Ed.D. ¡ Jeffrey A. Dorsey ¡ Morad Tahbaz ¡ Aaron D. Todd

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
		FOR	AGAINST	ABSTAIN
2.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

3.	Approval, on an advisory basis, of our named executive compensation.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AIR METHODS CORPORATION

7301 South Peoria Street

Englewood, Colorado 80112

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Aaron D. Todd and Crystal L. Gordon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Air Methods Corporation, to be held May 29, 2014 at the Company's corporate training center, 3131 S. Vaughn Way, Aurora, Co 80014, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

14475